     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2002
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                           UNITED PARCEL SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                   58-2480149
       (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

           55 GLENLAKE PARKWAY, N.E.                              30328
                ATLANTA, GEORGIA                               (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                 --------------

                  FIRST INTERNATIONAL BANCORP, INC. 401(K) PLAN
                            (FULL TITLE OF THE PLAN)


                                 --------------
                                JOSEPH R. MODEROW
                           UNITED PARCEL SERVICE, INC.
                            55 GLENLAKE PARKWAY, N.E.
                             ATLANTA, GEORGIA 30328
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (404) 828-6000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 --------------
                                   COPIES TO:
                             JEFFREY M. STEIN, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                             ATLANTA, GEORGIA 30303
                                 (404) 572-4600
                                 --------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
           Title Of Each              Amount To Be       Proposed Maximum         Proposed Maximum        Amount Of
       Class Of Securities To Be     Registered (1)     Offering Price Per           Aggregate         Registration
              Registered                                    Share (2)             Offering Price            Fee
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock, $.01 par
value per share (3)...............        20,000           $ 62.07                   $ 1,241,400          $ 115
                                      ----------            ----------                ----------           ----------
=====================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares being registered shall include an indeterminate number of additional shares of United Parcel Service, Inc.'s class B common stock that may become issuable as a result of any stock splits, stock dividends, or other similar transactions in accordance with the anti-dilution provisions of the plans listed above.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low selling prices per share of United Parcel Service, Inc.'s common stock on June 14, 2002, as reported on the New York Stock Exchange.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             INTRODUCTORY STATEMENT

         On August 7, 2001, United Parcel Service, Inc., a Delaware corporation ("UPS"), completed its acquisition of First International Bancorp, Inc., a Delaware corporation ("FIB"), contemplated by the Agreement and Plan of Merger dated January 15, 2001 (the "Merger Agreement"), by and among UPS, Stag Merger Company, Inc., a wholly owned subsidiary of UPS, and FIB. Upon consummation of the acquisition, FIB became our wholly owned subsidiary.

         As calculated in accordance with the Merger Agreement, upon consummation of the merger, each share of FIB common stock, par value $.10 per share, held by the First International Bancorp, Inc. 401(k) Plan was converted into 0.1320 shares of UPS's class B common stock, par value $.01 per share, of which 0.0173 shares have been deposited with First Union National Bank, as escrow agent, in accordance with the Merger Agreement and pursuant to an Escrow and Indemnity Agreement dated August 7, 2001. Each share of UPS class B common stock held by the First International Bancorp, Inc. 401(k) Plan continues to be subject to the same terms and conditions as were in effect immediately prior to the acquisition.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of FIB as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the SEC are incorporated herein by reference:

         -        UPS's Annual Report on Form 10-K for the year ended December
                  31, 2001;

        - UPS's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         - the First International Bancorp, Inc. 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 2000; and

         - the description of UPS's class B common stock, $.01 par value per share, set forth in the registration statement on Form 8-A filed on November 4, 1999 with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

         In addition, any and all documents filed by UPS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of common stock offered hereby shall, to the extent required by law, be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

         UPS's bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of UPS (or is or was serving at the request of UPS as director, officer, employee or agent of another entity), shall be indemnified and held harmless by UPS to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against UPS to recover the amount of an unpaid claim, UPS is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the board of directors of UPS. The bylaws further provide that an officer or director may (thirty days after a written claim has been received by UPS) bring suit against UPS to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the board of directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. UPS's bylaws also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the certificate of incorporation, bylaw, agreement, vote of shareowners or disinterested directors or otherwise, and that they include the right to be paid by UPS the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to UPS by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

         UPS's certificate of incorporation provides that a director of UPS shall not be personally liable to UPS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to UPS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of UPS existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index.

         Undertaking Regarding Status of Favorable Determination Letter Covering the Plan.

         FIB received a favorable determination letter from the IRS concerning the qualification of the First International Bancorp, Inc. 401(k) Plan. UPS will submit the plan, as amended and restated, to the IRS in a timely manner with a request for a favorable determination that the plan continues to qualify.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 19 day of June, 2002.

                             UNITED PARCEL SERVICE, INC.

                             /s/ Michael L. Eskew
                             --------------------------------------------------
                             Michael L. Eskew
                             Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. SCOTT DAVIS and JOSEPH R. MODEROW, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of June 19, 2002:

Signature                           Title
---------                           -----


/s/ William H. Brown, III           Director
--------------------------------
William H. Brown, III



/s/ D. Scott Davis                  Senior Vice President, Chief Financial Officer
--------------------------------    and Treasurer
D. Scott Davis                      (Principal Financial and Accounting Officer)




/s/ Calvin Darden                   Senior Vice President and Director
--------------------------------
Calvin Darden



/s/ Michael L. Eskew                Chairman of the Board, Chief Executive Officer
--------------------------------    and Director
Michael L. Eskew                    (Principal Executive Officer)



                                    Director
--------------------------------
James P. Kelly



                                    Director
--------------------------------
Ann M. Livermore



                                    Director
--------------------------------
Gary E. MacDougal



/s/ Joseph R. Moderow               Senior Vice President, Secretary and Director
--------------------------------
Joseph R. Moderow



                                    Director
--------------------------------
Victor A. Pelson



/s/ Lea N. Soupata                  Senior Vice President and Director
--------------------------------
Lea N. Soupata



/s/ Robert M. Teeter                Director
--------------------------------
Robert M. Teeter

                                    Director
--------------------------------
John W. Thompson



/s/ Thomas H. Weidemeyer            Senior Vice President, Chief Operating
--------------------------------    Officer and Director
Thomas H. Weidemeyer


         Pursuant to the requirements of the Securities Act, the First International Bancorp, Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this the 19th day of June, 2002.

                                       FIRST INTERNATIONAL BANCORP, INC.
                                       401(k) PLAN


                                       By:  FIRST INTERNATIONAL
                                            BANCORP, INC.,
                                            PLAN ADMINISTRATOR

                                            By:/s/ Joseph R. Moderow
                                               ------------------------------
                                               Name: Joseph R. Moderow
                                               Title: Secretary

                                  EXHIBIT INDEX

Exhibit
Number        Exhibit Description
-------       -------------------
3.1           Form of United Parcel Service, Inc.'s Restated Certificate of
              Incorporation (incorporated by reference to Exhibit 3.1 of
              Amendment No. 3 to United Parcel Service, Inc.'s Registration
              Statement on Form S-4 (No. 333-83349), filed on September 21,
              1999).

3.2 Form of the United Parcel Service, Inc.'s Bylaws (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the United Parcel
              Service, Inc.'s Registration Statement on Form S-4 (No.
              333-83349), filed on September 1, 1999).

4.1 First International Bancorp, Inc. 401(k) Plan (incorporated by reference to Exhibit 10.6 to First International Bancorp, Inc.'s
              Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000).

5.1 Opinion of King & Spalding as to the legality of the securities being registered.

5.2           Undertaking Regarding Status of Favorable Determination Letter
              Covering the Plan. FIB received a favorable determination letter from the IRS concerning the qualification of the First
              International Bancorp, Inc. 401(k) Plan. UPS will submit the plan, as amended and restated, to the IRS in a timely manner with a request for a favorable determination that the plan continues to qualify.

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of PricewaterhouseCoopers LLP.

23.3          Consent of King & Spalding (included in Exhibit 5.1).

24 Power of Attorney (included on the signature pages of the Registration Statement).